UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2013

MUELLER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8285 Tournament Drive Suite 150
Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 753-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 17, 2013, Mueller Copper Tube Products, Inc. (the “Buyer”), a wholly owned subsidiary of Mueller Industries, Inc., entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Commercial Metals Company (the “Seller”) and Howell Metal Company (“Howell”) providing for the purchase by the Buyer and the sale by the Seller of all of the outstanding capital stock (the “Shares”) of Howell. The closing of the transaction occurred on October 17, 2013.

The aggregate consideration paid by the Buyer to the Seller for the Shares was $58.5 million in cash in immediately available funds, subject to a customary working capital adjustment. The Purchase Agreement contains customary representations, warranties, and indemnification provisions for both the Buyer and the Seller. A portion of the purchase price equal to $3.235 million is being held in escrow to satisfy certain potential indemnification obligations of the Seller, and $1.0 million is being held in escrow to satisfy certain working capital adjustment obligations of the Seller.

The summary of the Purchase Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Purchase Agreement attached hereto as Exhibit 10.1, which is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement by and among Commercial Metals Company, Howell Metal Company and Mueller Copper Tube Products, Inc., dated as of October 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.,

By:	/s/ Gary C. Wilkerson
Name:	Gary C. Wilkerson
Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement by and among Commercial Metals Company, Howell Metal Company and Mueller Copper Tube Products, Inc., dated as of October 17, 2013.